Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

NuShares ETF Trust (the  Trust )
811-23161

On December 8, 2016, under Conformed Submission Form
485BPOS, accession number, 0001193125-16-788523,
a copy of the Amended Designation of Series of Shares of Beneficial Interest dated September 21, 2016 considered to be an amendment to the Declaration of Trust (charter) of the Trust, was filed with the SEC as exhibit 99.A.3 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR. This
Designation of Series added new series to the Trust.